Exhibit (e)

Rule 466 Certification

The depositary, ConvergEx Depositary, Inc., represents and certifies the following:

1.          That it previously had filed a registration statement on Form F-6 (Registration No. 333 – 197668), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the shares represented by the American Depositary Shares and the name of the issuer of such shares; and

2.          That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

ConvergEx Depositary, Inc., as Depositary

By:	/S/ ANDREW P. LEVINE
Name: Andrew P. Levine
Title: CEO

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